News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2018 SECOND QUARTER RESULTS

•	Quarterly sales for the Company of $301.5 million

•	GAAP Gross margin of 28.2%

•	GAAP EPS of $0.22 per diluted share and Non-GAAP Adjusted EPS of $0.45 per diluted share

Greenville, South Carolina (November 2, 2017) - KEMET Corporation ("KEMET" or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our second fiscal quarter ended September 30, 2017.

Net sales of $301.5 million for the quarter ended September 30, 2017 increased $27.5 million, or 10.0%, from net sales of $274.0 million for the prior quarter ended June 30, 2017, due primarily to consolidating TOKIN's results for a full quarter in the second fiscal quarter compared to the prior quarter, which only included TOKIN's results after the April 19, 2017 acquisition date. Net sales increased $10.0 million, or 3.4%, up from pro forma net sales of $291.5 million in the prior quarter (the pro forma sales for the prior quarter include TOKIN sales prior to the April 19 acquisition of TOKIN). Net sales for the quarter ended September 30, 2017 increased $114.2 million from net sales of $187.3 million for the quarter ended September 30, 2016, driven primarily by TOKIN net sales of $96.2 million.

U.S. GAAP net income was $12.8 million or $0.22 per diluted share for the quarter ended September 30, 2017, compared to U.S. GAAP net income of $220.6 million or $3.82 per diluted share for the quarter ended June 30, 2017. For the quarter ended September 30, 2016, the Company reported a U.S. GAAP net loss of $5.0 million or $0.11 per basic and diluted share.

Non-U.S. GAAP adjusted net income was $26.5 million or $0.45 per diluted share for the quarter ended September 30, 2017, compared to non-U.S. GAAP adjusted net income of $19.2 million or $0.33 per diluted share for the quarter ended June 30, 2017. For the quarter ended September 30, 2016, the Company reported non-U.S. GAAP adjusted net income of $7.0 million or $0.13 per diluted share.

“As we predicted, reflecting on the prior quarter the TOKIN acquisition was accretive from the very start of the acquisition. This quarter continued the trend with strong performance as revenue, gross margins and net income improved sequentially over and above the impact of the acquisition,” stated Per Loof, the Company’s Chief Executive Officer. “We have only just begun the journey and the synergy teams are working diligently to extract the benefits of the combination. We continue to remain excited about the prospects of increasing value for our shareholders through the TOKIN acquisition, new technologies, and expanded customer base that we have created,” continued Loof.

GAAP net income for the quarter ended June 30, 2017 included TOKIN acquisition gains totaling $135.6 million and equity method investment income of $75.4 million, primarily related to KEMET's thirty-four percent interest in TOKIN's gain on the sale of its electro-mechanical devices (“EMD”) business. In the quarter ended September 30, 2017, the

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

Company increased the gain on acquisition by $1.3 million. The Company continues to evaluate the calculation of acquisition related gains and, as such, these preliminary numbers may change in the future.

Net income (loss) for the quarters ended September 30, 2017, June 30, 2017 and September 30, 2016 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning January 1, 2018, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) fluctuation in distributor sales could adversely affect our results of operations; and (xxii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

Our acquisition accounting, including the acquisition gains, are preliminary as management continues to evaluate the fair value of the net assets acquired and consideration transferred. In addition, the allocation of the purchase price is based on estimates and assumption that are subject to change with the measurement period.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended September 30,
	2017	2016
Net sales	$301,471	$187,308
Operating costs and expenses:
Cost of sales (1)	216,395	140,792
Selling, general and administrative expenses (1)	42,417	25,843
Research and development (1)	9,662	7,024
Restructuring charges	1,393	3,998
Write-down and disposal of long-lived assets	(39)	6,277
Total operating costs and expenses	269,828	183,934
Operating income (loss)	31,643	3,374
Non-operating (income) expense:
Interest income	(95)	(6)
Interest expense	7,365	9,910
Acquisition gains	(1,285)	—
Change in value of TOKIN option	—	(1,600)
Other (income) expense, net (1)	10,153	(581)
Income (loss) before income taxes and equity income (loss)	15,505	(4,349)
Income tax expense (benefit)	2,880	830
Income (loss) before equity income (loss)	12,625	(5,179)
Equity income (loss) from equity method investments	224	181
Net income (loss)	$12,849	$(4,998)

Net income (loss) per basic share	$0.26	$(0.11)

Net income (loss) per diluted share	$0.22	$(0.11)

Weighted-average shares outstanding:
Basic	49,819	46,590
Diluted	58,409	46,590
_________________
(1) Quarter ended September 30, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	September 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$253,673	$109,774
Accounts receivable, net	139,036	92,526
Inventories, net	200,219	147,955
Prepaid expenses and other (1)	46,239	28,782
Total current assets (1)	639,167	379,037
Property, plant and equipment, net of accumulated depreciation of $852,892 and $821,276 as of September 30, 2017 and March 31, 2017, respectively	371,617	209,311
Goodwill	40,294	40,294
Intangible assets, net	62,372	29,781
Equity method investments	12,296	63,416
Deferred income taxes (1)	11,199	8,367
Other assets	10,344	4,119
Total assets (1)	$1,147,289	$734,325
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,361	$2,000
Accounts payable	138,432	69,674
Accrued expenses	94,227	57,752
Income taxes payable	1,392	715
Total current liabilities	254,412	130,141
Long-term debt, less current portion	311,426	386,211
Other non-current obligations	150,992	60,131
Deferred income taxes	14,349	3,370
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 56,326 and 46,689 shares at September 30, 2017 and March 31, 2017, respectively	563	467
Additional paid-in capital	458,703	447,671
Retained deficit (1)	(18,399)	(251,854)
Accumulated other comprehensive income	(24,757)	(41,812)
Total stockholders’ equity	416,110	154,472
Total liabilities and stockholders’ equity (1)	$1,147,289	$734,325

(1) March 31, 2017 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six-Month Periods Ended September 30,
	2017	2016
Net income (loss)	$233,455	$(17,203)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25,569	18,876
Equity (income) loss from equity-method investments	(75,641)	(404)
Acquisition gains	(136,873)	—
Non-cash debt and financing costs	1,124	378
(Gain) loss on early extinguishment of debt	486	—
Stock-based compensation expense	2,631	2,332
Receivable write down	152	—
Change in value of TOKIN option	—	10,400
Write down of long-lived assets	(20)	6,368
Pension and other post-retirement benefits	2,608	1,417
Change in deferred income taxes	(108)	1,165
Change in operating assets	21,080	1,721
Change in operating liabilities	(34,558)	(1,830)
Other	162	(177)
Net cash provided by (used in) operating activities	40,067	23,043
Investing activities:
Capital expenditures	(17,830)	(10,344)
Acquisitions, net of cash received	167,129	—
Proceeds from sale of assets	600	—
Net cash provided by (used in) investing activities	149,899	(10,344)
Financing activities:
Payments on revolving line of credit	(33,881)	—
Payments on long-term obligations	(357,313)	(1,870)
Proceeds from issuance of debt	334,978	—
Debt issuance costs	(5,002)	—
Purchase of treasury stock	—	(628)
Proceeds from dividend	585	—
Proceeds from exercise of stock warrants	8,838	—
Proceeds from exercise of stock options	4,066	—
Net cash provided by (used in) financing activities	(47,729)	(2,498)
Net increase (decrease) in cash and cash equivalents	142,237	10,201
Effect of foreign currency fluctuations on cash	1,662	(452)
Cash and cash equivalents at beginning of fiscal period	109,774	65,004
Cash and cash equivalents at end of fiscal period	$253,673	$74,753

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2017	June 30, 2017 (1)	September 30, 2016 (2)
Net sales	$301,471	$274,000	$187,308
Cost of sales	216,395	199,563	140,792
Gross margin (U.S. GAAP)	85,076	74,437	46,516
Gross margin as a % of net sales	28.2%	27.2%	24.8%
Non-U.S. GAAP adjustments:
Stock-based compensation expense	342	310	301
Plant start-up costs	—	—	119
Adjusted gross margin (non-GAAP)	$85,418	$74,747	$46,936
Adjusted gross margin as a % of net sales (non-GAAP)	28.3%	27.3%	25.1%
_________________
(1) Quarter ended June 30, 2017 results have been reclassified to conform to the current period presentation where certain regional SG&A amounts have been allocated to costs of goods sold.
(2) Quarter ended September 30, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2017	June 30, 2017	September 30, 2016 (1)
Operating income (loss) (U.S. GAAP)	$31,643	$27,784	$3,374
Adjustments:
ERP integration/IT transition costs	—	—	1,783
Stock-based compensation expense	1,530	1,101	1,104
Restructuring charges	1,393	1,613	3,998
Legal expenses/fines related to antitrust class actions	2,375	1,141	766
TOKIN investment-related expenses	—	—	194
Write-down and disposal of long-lived assets	(39)	19	6,277
Plant start-up costs	—	—	119
Adjusted operating income (loss) (non-GAAP)	$36,902	$31,658	$17,615
_________________
(1) Quarter ended September 30, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2017	June 30, 2017	September 30, 2016
U.S. GAAP
Net sales	$301,471	$274,000	$187,308
Net income (loss)	$12,849	$220,606	$(4,998)

Net income (loss) per basic share	$0.26	$4.66	$(0.11)

Net income (loss) per diluted share	$0.22	$3.82	$(0.11)
Non-U.S. GAAP
Net income (loss)	$12,849	$220,606	$(4,998)
Adjustments:
Net foreign exchange (gain) loss	1,891	5,043	(724)
ERP integration/IT transition costs	—	—	1,783
Stock-based compensation expense	1,530	1,101	1,104
Restructuring charges	1,393	1,613	3,998
Legal expenses/fines related to antitrust class actions	10,327	1,141	766
TOKIN investment-related expenses	—	—	194
Amortization included in interest expense	664	460	188
Acquisition gains	(1,285)	(135,588)	—
Equity (income) loss from equity method investments	(224)	(75,417)	(181)
Write-down and disposal of long-lived assets	(39)	19	6,277
Plant start-up costs	—	—	119
(Gain) loss on early extinguishment of debt	—	486	—
Change in value of TOKIN option	—	—	(1,600)
Income tax effect of non-U.S. GAAP adjustments (1)	(631)	(222)	29
Adjusted net income (loss) (non-GAAP)	$26,475	$19,242	$6,955
Adjusted net income (loss) per basic share (non-GAAP)	$0.53	$0.41	$0.15
Adjusted net income (loss) per diluted share (non-GAAP)	$0.45	$0.33	$0.13
Weighted average shares outstanding:
Weighted average shares-basic	49,819	47,381	46,590
Weighted average shares-diluted	58,409	57,731	53,834
_________________
(1) The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2017	June 30, 2017	September 30, 2016
Net income (loss) (U.S. GAAP)	$12,849	$220,606	$(4,998)
Interest expense, net	7,270	10,894	9,904
Income tax expense (benefit)	2,880	1,150	830
Depreciation and amortization	13,326	12,243	9,440
EBITDA (non-GAAP)	36,325	244,893	15,176
Excluding the following items:
Change in value of TOKIN option	—	—	(1,600)
Net foreign exchange (gain) loss	1,891	5,043	(724)
Stock-based compensation expense	1,530	1,101	1,104
ERP integration/IT transition costs	—	—	1,783
Restructuring charges	1,393	1,613	3,998
Legal expenses/fines related to antitrust class actions	10,327	1,141	766
TOKIN investment-related expenses	—	—	194
Acquisition gains	(1,285)	(135,588)	—
Equity (income) loss from NEC TOKIN	(224)	(75,417)	(181)
(Gain) loss on early extinguishment of debt	—	486	—
Write-down and disposal of long-lived assets	(39)	19	6,277
Plant start-up costs	—	—	119
Adjusted EBITDA (non-GAAP)	$49,918	$43,291	$26,912